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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of WPP Group plc of our report dated February 11, 2000, relating to the consolidated financial statements and financial statement schedule, which appears in Young & Rubicam Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
August 25, 2000